UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

AMENDMENT 6 to
FORM S-1

Registration Statement Under the Securities Act of 1933

TRI-MARK MFG, INC.
(Exact Name of Registrant As Specified In Its Charter)

      California                                                20-8069359
(State or other jurisdiction     (Primary Standard           (I.R.S. Employer
   of incorporation or        Industrial Classification       Identification
     organization)                Code Number)                   Number)

                                                     Barry Sytner
   643 S. Olive Street, Suite 777        643 S. Olive Street, Suite 777
   Los Angeles, CA 90014                         Los Angeles, CA 90014
   Telephone (213) 689-9300                    Telephone (213) 689-9300
 (Address, and telephone number             (Name, address and telephone number
 of principal executive offices)                    of agent for service)

Copies to:
Ms. Jody Walker ESQ.
7841 South Garfield Way
Centennial, CO 80122
Phone 303-850-7637 Fax 303-482-2731

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [x]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerate filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [  ]             Accelerated filer   [  ]
Non-accelerated filer  [  ]              Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF   AMOUNT     PROPOSED        PROPOSED      AMOUNT OF
SECURITIES TO BE         TO BE      MAXIMUM         MAXIMUM      REGISTRATION
REGISTERED             REGISTERED OFFERING PRICE   AGGREGATE        FEE
                                    PER SHARE      OFFER PRICE
Common Stock           4,000,000    $ .25      $1,000,000       $39.30
                       ---------               ----------       -------
Total                  4,000,000               $1,000,000       $39.30

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Preliminary Prospectus Dated February 12, 2009.  SUBJECT TO COMPLETION

$1,000,000

Up to a maximum of 4,000,000 Common Shares at $.25 per Common Share

Tri-Mark MFG, Inc.

Tri-Mark is registering 4,000,000 common shares at the purchase price of $.25 per common share for the aggregate offering price of $1,000,000.

The offering will commence on the effective date of this prospectus and will terminate on or before September 30, 2009, unless extended by us for an additional 90 days.

Our common stock is currently not listed on the NASD Over-The-Counter Bulletin Board.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
                                     Per Common Share      Total
Offering Price                           $.25           $1,000,000
Proceeds to Tri-Mark, before expenses    $.25           $1,000,000

TABLE OF CONTENTS

Prospectus Summary                                                 5
Risk Factors                                                       6
Forward Looking Statements                                         9
Use of Proceeds                                                   10
Plan of Distribution                                              11
Business Operations                                               12
Dilution                                                          20
Dividend Policy                                                   21
Determination of Offering Price                                   21
Management's Discussion and Analysis of Financial
  Condition and Results of Operations                             21
Directors, Executive Officers Control Persons                     23
Security Ownership of Certain Beneficial Owners
  and Management                                                  26
Certain Relationships and Related Transactions                    26
Description of Capital Stock                                      27
Shares Eligible for Future Sale                                   28
Disclosure of Commission Position on Indemnification              29
  for Securities Act liabilities
Market for Common Stock and Related Stockholder
  Matters                                                         29
Experts                                                           30
Legal Proceedings                                                 30
Legal Matters                                                     30
Where You Can Find More Information                               30
Financial Statements                                              30

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 6 and the financial statements.

General
-------                 Tri-Mark MFG, Inc. was incorporated in the
State of California on December 18, 2006. Our principal executive offices are located at 643
S. Olive Street, Suite 777, Los Angeles, CA
90014. Our telephone number is (213) 689-9300 and facsimile number is (213) 689-9304.

Operations
----------              Tri-Mark is a designer, marketer, and
manufacturer of affordable branded jewelry in the United States. Since inception, we have been focusing on the expansion of our jewelry line and getting exhibit space in the major jewelry shows. We exhibited our jewelry line at the MJSA Expo in New York on April 13-15,
2008 and at JCK in Las Vegas on May 31 - June
4, 2008.

We began production in early December 2007 and had sold our jewelry to one jewelry wholesaler, jewelry by HAV as of December 31, 2007. We currently have twelve wholesale customers.

We offer a large selection of jewelry styles, consistent product quality, and prompt delivery of product orders. Our principal product line is a wide assortment of earrings, pendants, and rings. Our jewelry generally retails between $19.99 to $49.99. We offer over 2,000 styles of earrings, pendants, and rings.

We have an accumulated deficit of $(62,912) as of September 30, 2008. In their opinion on our financial statements as of and for the year ended December 31, 2007, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Common stock
 outstanding
------------            8,000,000

Common shares being
 sold in this offering
----------------------  4,000,000

Termination of the
  Offering
------------------      The offering will commence on the effective
date of this prospectus and will terminate on or before September 30, 2009, unless extended by us for an additional 90 days.

Market for our
 common stock
--------------          Our common stock is not listed on the NASD
Over-The-Counter Bulletin Board. We can provide no assurance that there will be an active market for our common stock.

Common Stock Control
--------------------    Barry Sytner, an officer and director,
currently owns and will continue to own
sufficient common shares to control the
operations of Tri-Mark.


RISK FACTORS

Tri-Mark's business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. We have received a going concern opinion from our auditors. You may lose your entire investment.

We have not received substantial income from operations to date and future financial results are uncertain. We cannot assure you that Tri-Mark can operate in a profitable manner. We have an accumulated deficit of $(62,912) as of September 30, 2008. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of Tri-Mark. In their opinion on our financial statements as of and for the year ended December 31, 2007, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

2. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares at all.

We do not have a public market for our common shares. Our securities are not traded on any exchange. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as Tri-Mark's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, Tri-Mark's common stock is subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:
   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

4. We are dependent on Barry Sytner and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of Dan Barry Sytner, chief executive officer. The loss of Mr. Sytner's services could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for Mr. Sytner. Our CEO, Barry Sytner has held management positions within the jewelry industry for over thirty-five years. Our V.P. of Sales, Eugene Brennan has held senior management positions with major corporations for the past thirty years.

The expansion of our business will place further demands on existing management and future growth. Profitability will depend, in part, on our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service personnel. Competition for such personnel is intense and there is no certainty that we will be able to successfully attract, integrate or retain sufficiently qualified personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

5. Our success may depend on the ability of our distributors to implement viable marketing initiatives.

We offer the majority of our products through a network of independent distributors. Our success is dependent upon the ability of these distributors to implement viable marketing initiatives. Many of these distributors may carry products from several different companies. There is a risk that these distributors will give priority to the products of other suppliers. The reduction or loss in sales by one or more of our key distributors, or the inability to attract new distributors, could have a material adverse effect on our business.

6. As most jewelry purchases are discretionary in nature, a downturn in general economic conditions may cause our revenues to decline.

Jewelry purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse affect on our net sales and profitability. Furthermore, any downturn in general or local economic conditions in the markets in which we operate could materially adversely affect our collection of outstanding customer accounts receivables.

7. The loss of our test market with Zale would have a material adverse effect on our business.

Two of our new items have been selected for distribution by Zale Corporation, one of the largest jewelers in the United States. Our products were being sold in 140 of their stores on a test basis. There can be no certainty that the orders will result in a material impact on our financial condition. At this point, because of a downturn in retail sales, Zale has postponed the test market of our products. We currently cannot predict when the test market will be resumed, if ever. The cancellation of the test marketing would have a material adverse effect of our business.

8. If we are unable to anticipate consumer preferences, we may not become profitable.

Our success depends upon our ability to anticipate and respond to changing consumer preferences in a timely manner. Any failure by us to identify and respond to changing consumer tastes could hurt our sales. If we misjudge the market for our products, we may be faced with unsold inventory.

9. We may not be able to compete in the highly competitive jewelry industry and may never become profitable.

The jewelry industry is highly competitive. We compete with a large number of established jewelry manufacturers and importers that have significantly greater experience than us in designing, developing, marketing and distributing such products, and who have significantly greater financial, distribution, advertising and marketing resources than we do. Increased competitive pressures from current and future competitors could have a material adverse affect on our business.

10. We do not have any written agreements with our jewelry designers and manufacturing personnel. We may not be able to retain their services.

Our jewelry designers and manufacturing personnel are paid on a piecework basis. We have not entered into any written agreements. We cannot assure you that we will be able to retain their services in the future. As a result, the cost of obtaining similar quality services may negatively effect our operations if our relationship with any of these individuals ceases. Additionally, we may not be able to find qualified designers or manufacturing personnel to replace these individuals.

11. Delays in prompt payments from our customers or disputes may adversely affect our business.

We are and will be dependent upon reasonably prompt payments from our customers to include large commercial businesses, government bodies and other contracted parties. Delays or disputes may materially affect our cash flow and place our operations in substantial jeopardy. We are not certain we can obtain bank lines of credit for financing receivables, if needed, or that the terms of such credit would be reasonable or affordable.


FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. We have made the forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Tri-Mark, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by Tri-Mark, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Tri-Mark. We will be attempting to raise up to $1,000,000, minus expenses of $34,039, from the sale of our common shares. These proceeds will be used as follows:

Gross Proceeds            $1,000,000                 $500,000
Expenses                      34,039                   34,039
                          ----------                 --------
Equipment and Hardware      $250,000                 $125,000
Sales and Marketing          500,000                  250,000
Legal and Accounting          50,000                   25,000
Working Capital              165,961                   65,961
                            --------                 --------
Net Proceeds                $965,961                 $465,961

Gross Proceeds              $250,000                 $125,000
Expenses                      34,039                   34,039
                          ----------                 --------

Equipment and Hardware      $ 65,000                 $ 50,000
Sales and Marketing          100,000                   15,000
Legal and Accounting          25,000                   15,000
Working Capital               25,961                   10,961
                            --------                 --------
Net Proceeds                $215,961                 $ 90,961

Working capital may also consist of income taxes, interest expense, jewelry sales commissions and administrative expenses

In the event we are not successful in selling all of the securities to raise at least $125,000, we would utilize any available funds raised the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

   -  for sales and marketing; and

   -  for the purchase of equipment and hardware.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 4,000,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Barry Sytner and Eugene V. Brennan, officers and directors of Tri-Mark. Messrs. Sytner and Brennan will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Messrs. Sytner and Brennan. Messrs. Sytner and Brennan are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Messrs. Sytner and Brennan primarily perform substantial duties on behalf of Tri-Mark otherwise than in connection with transactions in securities. Neither Mr. Sytner nor Mr. Brennan were a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before September 30, 2009, unless extended by us for an additional 90 days.

These are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a "penny stock" because the price of our common stock on the OTC Bulletin Board is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.


BUSINESS OPERATIONS

Overview
--------
Tri-Mark is a designer, marketer, and manufacturer of affordable branded jewelry in the United States. Since inception, we have been focusing on the expansion of our jewelry line and getting exhibit space in the major jewelry shows. We exhibited our jewelry line at the MJSA Expo in New York on April 13-15, 2008 and will be exhibiting our jewelry line at JCK in Las Vegas on May 31 - June 4, 2008.

We began production in early December 2007 and had sold our jewelry to one jewelry wholesaler, jewelry by HAV as of December 31, 2007. We currently have twelve wholesale customers.

Business Strategy
-----------------
Our current business model calls for the implementation of the following strategies:

  - Maintain a Broad Product Mix - We maintain a broad product mix so that we can meet the varying needs of potential customers. This also enables us to supply each customer with a number of different styles of each product, which jewelry retailers generally like to have in stock. We currently offer approximately 2,000 styles of earrings, pendants, and rings.

We provide earrings and other jewelry products that incorporate traditional styles and designs. While we regularly update our product lines and offer new products, we seek to avoid designs incorporating fashion trends that are expected to have short life cycles. This approach enables us to avoid accumulating obsolete inventory.

Additionally, we can create specially designed products in response to requests or pictures submitted to us by customers. This variety and flexibility allows us to meet a wide variety of our customers' jewelry needs. Currently, specifically designed products constitute approximately 2% of our business.

  - Capitalize on Our Manufacturing Processes - Our manufacturing process allows us to produce mass quantities of value priced jewelry. We are able to offer products to our customers at prices that are competitive with or lower than our competitors offering similar goods, while maintaining adequate profit margins.

  - Marketing of our product lines - Our marketing strategy is to increase brand recognition of the Tri-Mark name. This includes advertising in consumer magazines daily newspapers, online publications and vertical outlets. We exhibited our jewelry line at the MJSA Expo in New York on April 13-15, 2008 and also exhibited our jewelry line at JCK in Las Vegas on May 31 - June 4, 2008.

For the next six months, we shall only concentrate on the marketing of our products at jewelry shows. Other business activities will only be pursued if we raise at least $125,000 and/or when we begin to generate a positive cash flow, if ever. The cost of expanding our product line is on a piecemeal basis and is yet to be determined.

Our Products
------------
   - Principal product line. Our principal product line is a wide assortment of earrings, pendants, and rings. We offer over 2,000 styles of earrings, pendants, and rings.

We provide our customers with a broad selection of stainless steel and silver jewelry products that incorporate traditional styles and designs. We avoid designs incorporating fashion trends, which are expected to have short life cycles. This approach enables us to avoid accumulating obsolete inventory. Additionally, by producing a greater quantity of a particular product, our manufacturing process is more cost efficient.

Our selection of pendants includes religious symbols; popular sayings; sport themes and team logos; animal motifs; nautical, seashore, western, musical, zodiac, and other thematic figures; initials; and abstract artistic creations.

We also design earrings and pendants to match some of our rings so that the products can be sold as a set.

   - Design of our products. We regularly update our product lines and offer new products. We utilize model makers/designers who develop new designs based on research of the market and surveying stores, catalogues, and industry publications to determine current trends. These individuals are paid on a piecework basis.

Additionally, we can create specially designed products in response to requests or pictures submitted to us by our customers. New product design prototypes are created, and after evaluation, the final product design is produced.

A principal goal of our design program is to maximize the perceived value of our products through design and manufacturing innovations that enhance the appearance of the jewelry without causing corresponding increases in product costs. This design approach assists us in producing quality products reflecting general consumer tastes. Tri-Mark seeks products, not as fashion leaders or faddish styles, but of enduring styles that encourage moderately priced impulse purchases.

Once a client makes a request for a piece of jewelry to be made, we assist them in the design of the piece and the selection of the type of precious metal and precious stone(s) for their piece. We then acquire the raw materials in sufficient quantity to make the specific piece of jewelry. In normal course business, we do not carry inventories of raw materials.

Pricing
-------
The prices for our jewelry are determined on an individual piece-by-piece basis depending on the intricacy of the design and manufacture process and the selection of materials to be used in creating each piece.

Our prices are generally set based upon the cost of the precious metals, the cost of the contract craftsperson's labor, and thereafter a general mark-up. We currently fix the metal price on the date of shipping. As orders increase, we intend to lessen the risk of market fluctuations in the price of silver by either using the price we pay for the silver to determine the prices we charge to our customers for finished products incorporating the silver or by maintaining appropriate forward contracts for the purchase of silver which protects us against fluctuations in the price of silver between the order date and the date of sale.

Our jewelry generally retails between $19.99 to $49.99.

Suppliers
---------
We purchase our supplies and raw materials from a variety of suppliers and we do not believe the loss of any of the suppliers would have a material effect on our business. Alternative sources of supply for raw materials for production of jewelry are readily available.

We have no continuing contracts with any of our suppliers and our relationship with them may be terminated by either party at any time. We are not dependent upon any particular supplier for its raw materials. We have not encountered and do not envisage in the future, any difficulty in obtaining sufficient raw materials for our needs.

Manufacturing
-------------
We produce our product through the use of metal molds made specifically for us instead of rubber molds. Based on our in-house research, we can produce our products five times faster than with the use of the conventional rubber molds typically used in the industry. This provides substantially reduced costs per unit and requires minimal skilled labor.

Tri-Mark utilizes CAD/CAM (computer aided design/computer aided manufacturing) technology to enhance our design, modeling, and production capabilities. The equipment is utilized for the design of

Tri-Mark's new products and for modifying the scale of existing designs whenever possible. Tri-Mark updates its product offerings periodically by adding new designs and eliminating less popular styles.

Our manufacturing process combines the CAD/CAM technology, mechanization, and hand craftsmanship to produce fashionable and moderately priced jewelry. We combine various metals to produce cast jewelry, and finishing operations such as cleaning, polishing, diamond-cutting, engraving, plating and other jewelry work. We utilize the lost-wax/cast-in-place method of jewelry manufacturing to produce high-quality gold rings, earrings, pendants, bracelets and brooches. We create wax duplicates of the items that are encased in a plaster mold. The plaster is hardened in an oven while the heat melts away the wax, leaving a hollow mold pre-set with stones in place. The mold is injected with metal, in effect reverse mounting the stones in the jewelry.

In addition, we utilize the carbide, or Swiss-cutting, manufacturing operation. This method uses ring blanks of various widths and dimensions, which have been cut from tubes of karat gold in a lathing process. The blanks are then placed on a cutting machine, which is set up to cut designs into the ring using diamond tipped or carbide tipped tools.

We use a bar-coded tracking system for all inventories in process.
When a job bag is transferred from one worker to another, it is automatically electronically "wanded" (UPC barcoded for number of units, style, and other pertinent customer information) into that worker's custody. This has the effect of assigning responsibility for the inventory. It also causes the recipient worker to verify quality of the product prior to his or her commencement of work, in effect, policing the prior worker's work product. If the previous work product was substandard, the recipient worker would return the job to production control that would require the previous worker to correct the work product with no compensation.

Marketing
---------
Our marketing strategy is to increase brand recognition of the Tri-Mark name. We intend to market and sell our jewelry primarily through our in-house sales and marketing team from our showroom, through direct presentations at customer's locations, through the use of catalogues and trade show exhibitions and other advertising media. This includes advertising in consumer magazines, daily newspapers, online publications, and vertical outlets,

Competition
-----------
The jewelry industry is highly competitive, both in the United States and on a global basis. Tri-Mark encounters competition primarily from manufacturers with national and international distribution capabilities and, to a lesser extent, from small regional suppliers of jewelry. Our competitors include domestic and foreign jewelry manufacturers, wholesalers, and importers who may operate on a national, regional, and local scale.

The principal competitive factors in the industry are price, quality, and design and customer service. The recent trend towards consolidation at the retail level in the jewelry industry and low labor costs outside of the United States may increase the level of competition facing Tri-Mark.

The diverse distribution channels in which we market our products frequently involve different competitive factors. The ability to provide specialized services is a particularly important competitive factor in our sales to certain large retailers such as mass merchandisers, discount stores, and warehouse clubs. As a result, we offer the retailer the opportunity to give them a 3-D cad drawing of the earrings with the retail price before the item is made. Therefore, if the retailer wants to change the price because it is too high, we can make the item smaller to adjust the retail price.

Product availability and the ability to offer consistent product quality at competitive prices tend to be the key competitive factors to the customer segments that we serve. Some of our competitors may specialize in sales to particular distribution channels and may have relationships with customers in those distribution channels that make competition by us more difficult. We believe that the recent trend towards consolidation at the retail level in the jewelry industry will increase the level of competition in the markets in which we compete.

We believe that the principal competitive factors in our market include:
  -  service functionality, quality and performance;
  - ease of use, reliability, scalability and security of services; customer service and support;
  - establishing a significant base of customers and distribution partners;
  - ability to introduce new services to the market in a timely manner;
  -  ability to integrate with third-party offerings and services; and
  -  pricing.

Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, and other resources and greater name recognition than we have. Our current and future competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. Some of these competitors have dominant positions in other markets and may seek to leverage those positions to expand their presence, which may make it more difficult for others to compete. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with third parties and with each other to increase the availability of their products and services to the marketplace. Competitors may introduce products or services that have better capabilities or performance, lower prices, or broader distribution or market acceptance, which could cause us to lose customers, lose revenue and earnings, lose market share or require us to increase expenses or reduce the price of our services, any of which could harm our business and operating results.

Distribution
------------
We ship our products in bulk to our wholesale distributors. For certain retail jewelry chains, we prepackage and price tag most items. We then ship an order of many different items to distribution centers and stores in the chain. We provide additional services to certain customers to meet their specific marketing needs, such as tagging, boxing, and point-of-sale displays.

We will also ship our jewelry to a limited number of customers on a consignment basis. Through these arrangements, we deliver our products on consignment, and when sold to consumers, the retailer pays Tri-Mark for the consigned merchandise. Consigned merchandise is subject to our own consignment arrangements with our gold lenders.

We reduce gross sales by the amount of returns and discounts to determine net sales each month. Each month we establish a reserve for returns based on our historical experience, the amount of gross sales and the customer base.

We have no contracts with any of our customers other than the orders for made-to-order products and our relationships with them may be terminated by either party at any time.

Seasonal Nature of Business
---------------------------
Wholesale purchases of jewelry are generally weighted to the third quarter. While our sales are subject to seasonal fluctuations, these fluctuations should be mitigated to a degree by the early placement of orders, particularly for the Christmas holiday season. For most manufacturers, these sales patterns reflect a business that tends to fall one-third in the first half of the year with the remaining two-thirds in the second half of the year.

Going Concern
-------------
Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. In the near term, Tri-Mark expects operating costs to continue to exceed funds generated from operations. As a result, we expect to continue to incur operating losses and may have insufficient funds to grow its business in the near future. We can give no assurance that it will achieve profitability or be capable of sustaining profitable operations. As a result, operations in the near future are expected to continue to use working capital.

For the next six months, we shall only concentrate on the marketing of our products at jewelry shows. The ability of Tri-Mark to continue as a going concern is dependent on our ability to raise at least $125,000 through this offering and the success of our future operations.

Patents, Trademarks, Intellectual Property, and Proprietary Protection
----------------------------------------------------------------------
Tri-Mark does not own or license any patents, trademarks, or service marks that are material to our business.

Tri-Mark is in the process of obtaining copyright protection for our new product line.

Insurance
---------
We maintain primary all-risk insurance, with coverage in excess of our current inventory levels (including consigned gold), to cover thefts and damage to inventory located on our premises and insurance on Tri-Mark goods in transit. We also maintain insurance covering theft and damage to inventory at our suppliers' locations. The amount of coverage available under such policies is limited and may vary by location, but generally is in excess of the value of the gold held by a particular supplier. Additional insurance coverage is provided by some of Tri-Mark's suppliers. We also maintain fidelity insurance, which is insurance providing coverage against theft or embezzlement by our employees.

Environmental Matters
---------------------
Tri-Mark believes it is in material compliance with all relevant federal, state, and local environmental regulations, and does not expect to incur any significant costs to maintain compliance with the regulations in the foreseeable future.

Extensive environmental laws and regulations and various other federal, state and local laws and regulations regarding health and safety matters affect our operations. Since our manufacturing operations routinely use materials regulated by the environmental laws we may incur material liabilities if any claims are brought against us in connection with these operations. We have an ongoing compliance program to ensure that our manufacturing processes are in compliance with environmental rules and regulations. We have taken steps to reduce the environmental risks associated with our operations and believe that we are currently in substantial compliance with all environmental laws.

Employees
---------
We presently have two full-time employees and no part-time employees. Our jewelry designers are paid on a piecework basis and our sales representatives are paid on a commission basis. There are no written agreements.

Reports to Security Holders
---------------------------
We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties
-----------
Our corporate and manufacturing offices are located at 643 S. Olive Street, Suite 777, Los Angeles, CA 90014. Our telephone number is
(213) 689-9300 and facsimile number is (213) 689-9304. These offices consist of 800 square feet which are leased on a month to month basis for $700.00 per month.


DILUTION

Assuming completion of the offering, there will be up to 12,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level            $1,000,000     $500,000     $250,000     $125,000
                         ----------     --------     --------     --------
Offering price                $0.25          $0.25         $0.25         $0.25
Net tangible book
  value per common
  share before offering  (.006)         (.006)        (.006)        (.006)
Increase per common
  share attributable to
  investors               .083           .048          .025         .011
                         -----          -----         -----        -----




Pro forma net tangible
  book value per
  common share after
  offering                      .077           .042          .019         .005
                               -----          -----         -----       ------
Dilution to investors           .173           .208          .231         .245
Dilution as a
  percentage of
  offering price          69.2%           83.2%         92.4%        98.0%

Based on 8,000,000 common shares outstanding as of September 30, 2008 and total stockholder's deficit of $(52,912) utilizing unaudited
September 30, 2008 financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.0001 per common share in comparison to the offering price of $1.00 per common share.

Further Dilution
----------------
Tri-Mark may issue equity and debt securities in the future. These issuances and any sales of additional common shares may have a depressive effect upon the market price of Tri-Mark's common shares and investors in this offering.


DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

DETERMINATION OF OFFERING PRICE

The offering price of the common shares was arbitrarily determined by Tri-Mark based on the financial needs of Tri-Mark without regard to the book value or market value, if any, of our common shares.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

We exhibit our product line at major jewelry trade shows. We are actively seeking to exhibit our product line at other major trade shows to increase our exposure to vendors. There can be no certainty that we will be able to exhibit our product line at any other trade shows or that we will receive any orders from the two trade shows we will attend. Two of our new items have been selected for distribution by Zale Corporation, one of the largest jewelers in the United States.
Our products were being sold in 140 of their stores on a test basis. There can be no certainty that the orders will result in a material impact on our financial condition. At this point, because of a downturn in retail sales, Zale has postponed the test market of our products. We currently cannot predict when the test market will be resumed, if ever.

Our performance will be significantly affected by changes in general economic conditions and, specifically, shifts in consumer confidence and spending. Additionally, our performance will be affected by competition from regional, national and international jewelry chains, independent jewelry stores, general merchandisers, internet retailers and warehouse clubs. Management believes that as the jewelry industry continues to consolidate, competition with respect to price will intensify. Such a heightened competitive pricing environment will make it increasingly important for us to successfully distinguish us from competitors based on unique products, quality and superior service and operating efficiency.

The jewelry industry is seasonal in nature and we believe we will earn a significant portion of earnings generated during the third fiscal quarter holiday selling season.

We are currently not aware of any other known material trends, demands, commitments, events or uncertainties that will have, or are reasonable likely to have, a material impact on our financial condition, operating performance, revenues and/or income, or results in our liquidity decreasing or increasing in any material way.

Results of Operations
---------------------

For the three months ended September 30, 2008, we did not receive any revenue and had selling, general and administrative expenses of $7,950 resulting in an operating loss of $7,950. The net loss of $7,950 for the three months ended September 30, 2008 decreased compared to $15,000 for the three months ended September 30, 2007 due to the postponement of the Zales test market.

For the nine months ended September 30, 2008, we did not receive any revenue and had selling, general and administrative expenses of $30,056 resulting in an operating loss of $30,056. The net loss of $30,056 for the nine months ended September 30, 2008 increased compared to $19,780 for the nine months ended September 30, 2007 even with the postponement of the Zales test market due to the commencement of operations.

For the years ended December 31, 2007 and 2006, we did not receive any revenue and had selling, general and administrative expenses of $29,906. The net loss of $(30,606) for the year ended December 31, 2007 increased compared to $(1,450) for the year ended December 31, 2006 due to commencement of operations.

Selling, general and administrative expense
-------------------------------------------
Selling, general and administrative expenses will continue to increase as we implement sales and marketing initiatives.

Liquidity and Capital Resources
-------------------------------
We have not received any significant revenues to date and our test market with Zale has been postponed indefinitely. As a result of our limited working capital, we have had to limit the marketing of our products and attendance at shows. Until we are able to raise additional funds to pursue our business plan and generate material revenues, our activities will be restricted.

During the nine months ended September 30, 2008 and 2007, we did not pursue any investing activities.

During the nine months ended September 30, 2008, we received proceeds from an officer loan of $15,083 resulting in net cash provided by financing activities of $15,083.

During the nine months ended September 30, 2007, we received proceeds from the issuance of stock of $10,000 resulting in net cash provided by financing activities of $10,000.

During the year ended December 31, 2007, net cash used by investing activities of $111,000 compared to $0 for the year ended December 31, 2006. Cash used by investing activities resulted from our purchase of property and equipment. We have no commitments for future purchases of capital assets.

During the year ended December 31, 2007, net cash provided by financing activities was $108,658 from proceeds of an officer loan compared to $11,450 from proceeds from an officer loan of $1,450 and the issuance of common stock of $10,000 for the year ended December 31, 2006.

Plan of Operations
------------------
We believe that we will need to
   - increase net sales and expand gross margin by continuing to design, develop, manufacture or source quality products;

   - execute our marketing strategy to enhance customer awareness and appreciation of our jewelry brand;
   - provide a superior client experience through consistent outstanding customer service that will ensure customer satisfaction and promote the frequency and value of customer spending;
   -  expand distribution channels.

Our current cash balance is estimated to be sufficient to fund our current operations for two months. We are attempting to increase the sales to raise much needed cash for the remainder of the year, which will be supplemented by our efforts to raise cash through the issuance of equity securities. It is our intent to secure a market share in the jewelry industry which we feel will require additional capital over the long term to undertake sales and marketing initiatives, and to manage timing differences in cash flows.

In the event we are not successful in selling all of the securities to raise $1,000,000, we would give priority to allocating capital to the purchase of equipment and hardware and launching marketing and sales initiatives to develop sales in the industries we are currently working in. Any remaining capital would be used to fund our working capital needs.

In the event we are not successful in selling all of the securities to raise at least $125,000, we would utilize any available funds raised the following order of priority:

   - for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

   -  for sales and marketing; and

   -  for the purchase of equipment and hardware.


DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at five pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

NAME AND ADDRESS            AGE          POSITIONS HELD           SINCE
Barry Sytner                54            CEO, Director          Inception
470 S. Bedford Drive                                             to present
Beverly Hills, CA 90212


Eugene V. Brennan           66            VP of Sales           Inception
1 Scenic Drive                                                   to present
Unit 609
Highlands, NJ 07732

Betty Soumekh               53            CFO, Secretary         Inception
470 S. Bedford Drive                        Director             to present
Beverly Hills, CA 90212

Business Experience
-------------------
Barry Sytner, CEO and Director, has been in the jewelry industry since 1972. He founded Tri-Mark in 2006. Prior to Tri-Mark, Mr. Sytner was C.E.O. of Trimline creations for 10 years, distributing promotional diamond jewelry. From 1985 to 1995, Mr. Sytner was CEO of Flash Designs, manufacturing and selling diamond accent jewelry. In 1972 - 1987, Mr. Sytner owned Stuart Findings, a jewelry manufacturer. Mr. Sytner has served on committees for the Manufacturing Jewelers and Silversmiths of America.

Eugene V. Brennan, V.P. of Sales, has held executive positions with major corporations for the past 30 years. From 1982 to 2005, Mr. Brennan was principal of E.V. Brennan & Associates, an entity that sells various products to wholesalers and department stores. From 1977 to 1982, Mr. Brennan was executive vice president and director at F.W. Woolworth. Mr. Brennan has been on the Board of Directors of two Chambers of Commerce, as well as a board member of Shopping Center Associations and Merchants Associations in four cities.

Betty Soumekh, CFO, Secretary and Director of Tri-Mark Inc since its inception and has brought a wealth of experience to Tri-Mark. She consulted with Edison International for two years. From 1994 to 2004, Ms Soumekh, as president of B.Nissan Consulting, she developed and implemented organizational effectiveness strategies for AT&T, Blue Cross, British Telecom, the Canadian Imperial Bank of Commerce, Kimberly Clark, Vanguard Financial group. From 1991 to 1994, she was Director of Organizational Development with Dylex, a retail chain headquartered in Toronto. Ms Soumekh worked with the French Ministry of Finance and Trade from 1982 to 1986 to promote Export Credit programs for corporations with international operations. Ms Soumekh holds an international MBA from the C.E.C.E, France

The above named directors will serve in their capacity as director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy
---------------------
We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance
--------------------
There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships
--------------------
Barry Sytner, an officer and director is married to Betty Soumekh, an officer and director.

Involvement in Certain Legal Proceedings
----------------------------------------
None of our directors, executive officers and control persons have been involved in any of the following events during the past five years:
  - Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   - Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
   - Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   - Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation
----------------------
We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

                                   Summary Compensation Table
                                                        Non-Equity     Nonqualified
Name                                                   Incentive Plan    Deferred    All Other
and                                    Stock  Options   Plan Compen-   Compensation   Compen-
Principal              Salary   Bonus   Awards  Awards    sation          Earnings     sation   Total
Position         Year    ($)     ($)     ($)     ($)       ($)               ($)       ($)       ($)
  (a)             (b)    (c)     (d)     (e)     (f)       (g)               (h)       (i)       (j)
Barry Sytner
Chief Executive
  Officer         2008     -      -       -        -        -                 -         -         -
                  2007     -      -       -        -        -                 -         -         -
                  2006     -      -       -        -        -                 -         -         -




Betty Soumekh
Chief Financial
  Officer         2008     -      -       -        -        -                 -         -         -
                  2007    -       -       -         -       -                 -         -         -
                  2006     -      -       -        -        -                 -         -         -

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 15, 2008, the number and percentage of outstanding shares of Tri-Mark common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer and significant employee, and (iv) all officers and directors as a group.
                                                           Percentage
Name                             Amount    Percentage    After Offering
----                             ------    ----------    --------------
Barry Sytner                    8,000,000    100%            88.89%

Eugene V. Brennan                       0      0%                0%

Betty Soumekh                           0      0%                0%

Officers and Directors
As a group (3 persons)          8,000,000    100%             88.9%


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence
---------------------
Tri-Mark's board of directors consists of Barry Sytner and Betty
Soumekh. They are not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

For the nine months ended September 30, 2008 and during the year ended December 31, 2007, there were no transactions with related persons other than as described below.

Related Party Loan
------------------
At September 30, 2008 and December 31, 2007, Barry Sytner, an officer and director made loans to Tri-mark in the amounts of $125,191 and $110,108, respectively. No interest is being accrued and there is no formal repayment plan. Mr. Sytner is our chief executive officer and majority shareholder. Management is of the opinion that the advances were comparable to terms we could have obtained from unaffiliated third persons. Mr. Sytner did not provide any non-cash contributions. There is no written agreement(s) evidencing the loans.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of Tri-Mark's certificate of incorporation and bylaws, as amended.

Common Shares
-------------
Tri-Mark's articles of incorporation authorize it to issue up to 25,000,000 common shares and no preferred shares, $0.0001 par value per common share. On February 15, 2008, Tri-Mark effectuated an 8,000 to 1 forward stock split.

Liquidation Rights
------------------
Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in the assets of Tri-Mark legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights
---------------
There are no limitations or restrictions upon the rights of the board of directors to declare dividends out of any funds legally available therefore. Tri-Mark has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future growth of Tri-Mark.

Accordingly, future dividends, if any, will depend upon, among other considerations, Tri-Mark's need for working capital and its financial conditions at the time.

Voting Rights
-------------
Holders of common shares of Tri-Mark are entitled to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights
------------
Common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares. Common Shares do not have cumulative voting features. Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent
--------------
Upon completion of the offering, Olde Monmouth Stock Transfer will act as Tri-Mark's transfer agent.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 8,000,000 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 4,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Tri-Mark is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

   - one percent of the number of then outstanding shares of common stock, or
   - the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Tri-Mark under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
------------------
Our common stock is not traded over the counter or quoted by the Over The Counter Bulletin Board (OTCBB).

Holders
-------
As of January 31, 2009, there was only one shareholder of Tri-Mark.

Dividends
---------
We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


EXPERTS

The financial statements of Tri-Mark appearing in this registration statement have been audited by Spector, Wong & Davidian, LLP, independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.


LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Tri-Mark MFG, Inc.
643 South Olive St. #777
Los Angeles, CA 90014
Telephone (213) 689-9300
Fax (213) 689-9304
Attention: Barry Sytner, Chief Executive Officer

Our fiscal year ends on December 31st. Upon completion of this offering, we will be a reporting company and file annual, quarterly and current reports with the SEC. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.


FINANCIAL STATEMENTS

Balance Sheets, as of September 30, 2008 (unaudited) and December 31,
2007
Statements of Operations (audited) for the three and nine months ended September 30, 2008 and 2007 and from inception through September 30, 2008
Statements of Cash Flows (unaudited) for the nine months ended September 30, 2008 and 2007 and from inception through September 30, 2008
Notes to Interim Unaudited Financial Statements

Report of Independent Registered Public Accounting Firm dated January 28, 2008, amended on April 28, 2008 and August 29, 2008.
Balance Sheets as of December 31, 2007 and December 31, 2006
Statements of Operations for the years ended December 31, 2007 and 2006 Statements of Cash Flows for the years ended December 31, 2007 and 2006 Notes to financial statements

TRI-MARK MFG, INC.
(A Development State Company)
BALANCE SHEETS
-----------------------------------------------------------------------
                                                       As of
                                            September 30,  December 31,
                                                2008           2007
                                              --------     ------------
                                            (Unaudited)      (Audited)

ASSETS
CURRENT ASSETS:
  Cash                                       $      106    $       52
  Inventory                                       8,023             -
                                             ----------    ----------
      Total current assets                        8,129            52

Property and equipment, net of accumulated
  depreciation of $38,850 and $22,200 for
  2008 and 2007, respectively                    72,500        88,800
                                             ----------    ----------
TOTAL ASSETS                                 $   80,279    $   88,852
                                             ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable - related parties            $  125,191    $  110,108
  Other accrued expenses                          8,000           800
                                             ----------    ----------
      Total current liabilities                 133,191       110,908
                                             ----------    ----------
TOTAL LIABILITIES                               133,191       110,908
                                             ----------    ----------

Stockholders' Deficit:
  Common stock, no par value; 25,000,000
    shares authorized; 8,000,000 shares issued
    and outstanding for both periods             10,000        10,000
  Accumulated deficit during development
    stage                                       (62,912)      (32,056)
                                             ----------    ----------
      Total Stockholders' Deficit               (52,912)      (22,056)
                                             ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT  $   80,279    $   88,852
                                             ==========    ==========

See notes to interim unaudited financial statements.

TRI-MARK MFG, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS (Unaudited)

                                  For the               For the            Inception
                           Three Months Ended     Nine Months Ended     Dec. 15, 2006
                              September 30           September 30          Through
                           ------------------       ----------------       Sept. 30,
                            2008         2007      2008         2007         2008
                          -------       ------    ------       ------   ------------
Revenues                  $      -    $      -    $       -    $      -    $       -
Cost and Expenses:
  Selling, general and
    administrative
    expenses                 7,950      15,000       30,056      19,780        61,312
                          --------    --------     --------    --------     ---------
                             7,950      15,000       30,056      19,780        61,312

      Operating loss        (7,950)    (15,000)     (30,056)    (19,870)      (61,312)
                          --------    --------     --------    --------     ---------
Net Loss before income
        taxes               (7,950)    (15,000)     (30,056)    (19,870)      (61,312)

Provision for Taxes              -           -          800         800         1,600
                          --------     --------    --------    --------     ---------
Net loss                  $ (7,950)   $(15,000)   $ (30,856)   $(20,580)     $(62,912)
                          ========    ========     ========     =======      ========

Net loss per share, Basic
and Diluted                    NIL          NIL         NIL         NIL

Weighted Average Number of
  Shares                 8,000,000    8,000,000   8,000,000   8,000,000
                         =========    =========   =========   =========

See notes to interim unaudited financial statements.

TRI-MARK MFG, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS (Unaudited)

                                                                        Inception
                                         For the nine months ended   December 15, 2006
                                                  September 30,           through
                                               2008        2007       Sept. 30, 2008
                                               ----        ----      -----------------
Cash Flow from Operating Activities:
  Net loss                                  $ (30,856)   $ (20,580)       $ (62,912)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Depreciation                               16,650            -           38,850
  (Increase)Decrease in:
    inventory                                  (8,023)           -           (8,023)
  Increase(Decrease) in:
    accrued expenses                            7,200       10,580            8,000
                                           ----------   ----------        ---------
Net Cash used by Operating Activities         (15,029)     (10,000)         (24,085)
                                           ----------   ----------        ---------
Cash Flow from Investing Activities:
  Purchase of property and equipment                -            -         (111,000)
                                           ----------   ----------        ---------
Net Cash used by Investing Activities               -            -         (111,000)
                                           ----------   ----------        ---------
Cash Flow from Financing Activities:
  Proceeds from Officer Loan                   15,083            -          125,191
  Proceeds from issuance of stock                   -       10,000           10,000
                                           ----------   ----------         --------
Net Cash provided by Financing Activities      15,083       10,000          135,191
                                           ----------   ----------         --------

Net Increase in Cash                               54            -              106

Cash Balance at beginning of period                52            -                -
                                           ----------   ----------         --------
Cash Balance at end of period              $      106   $        -         $    106
                                           ==========   ==========         ========

Supplemental Disclosures:
  Taxes Paid                               $       -    $        -

See notes to audited financial statements

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Business: Tri-Mark MFG, Inc., ("Tri-Mark") was incorporated in the state of California on December 15, 2006. Tri-Mark designs and manufactures low end jewelry which are marketed, wholesale and retail, domestically.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

The Company's activities to date have been limited to organization and capital formation. The Company's planned principal operations have commenced, but there has been no significant revenue since its inception. The Company is considered a development stage company as defined under Financial Accounting Standards Board ("FASB") Statement No. 7.

Presentation of Interim Information: The financial information at September 30, 2008 and for the three and nine months ended September 30, 2008 and 2007 are unaudited, but includes all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of the financial information set forth herein, in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information, and with the instructions to Form 10-Q. Accordingly, such information does not include all of the information and footnotes required by U.S. GAAP for annual financial statements. For further information refer to the Financial Statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007.

The balance sheet as of December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements.

The results for the three and nine months ended September 30, 2008 may not be indicative of results for the year ending December 31, 2008 or any future periods.

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (continued)

Revenue recognition: The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable. In instances where the final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria have been met. Customers' prepayments are deferred until products are shipped and accepted by the customers.

Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Inventories: Inventories are valued at the lower of cost or market (first-in, first-out) or net realizable value. The inventory as of September 30, 2008 is consisted of gold.

Property and Equipment: Property and equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-line method based on the estimated useful lives of the assets, generally 5 to 7 years. Depreciation expense for the nine months ended September 30, 2008 and 2007 was $16,650 and none, respectively.

Income (Loss) Per Common Share: The Company accounts for income (loss) per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share." SFAS No. 128 requires that presentation of basic and diluted earnings per share for entities with complex capital structures. Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Diluted net loss per common share does not differ from basic net loss per common share as the Company lacks of dilutive items.

New Accounting Pronouncements: In March 2008, Financial Accounting Standards Board {"FASB") issued Statement of Financial Accounting Standards (SFAS) No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). SFAS 161 is intended to improve financial reporting about derivative instruments and hedging activities by requiring companies to enhance disclosure about how these instruments and activities affect their financial position, performance and cash flows. SFAS 161 also improves the transparency about the

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

location and amounts of derivative instruments in a company's financial statements and how they are accounted for under SFAS 133. SFAS 161 is effective for financial statements issued for fiscal years beginning after November 15, 2008 and interim periods beginning after that date. As such, the Company is required to adopt these provisions beginning with the quarter ending in February 2009. Adoption of SFAS 161 is not expected to have a material impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159 ("SFAS No. 159"), "The Fair Value Option For Financial Assets And Financial Liabilities - Including An Amendment of FASB Statement No. 115." SFAS No. 159 provides an option to report selected financial assets and financial liabilities using fair value, and establishes required presentation and disclosures to facilitate comparisons with companies that use different measurements for similar assets and liabilities. SFAS No. 159 is effective for the Company's fiscal year beginning August 1, 2008, with early adoption allowed only if SFAS No. 157 is also adopted. The Company is currently evaluating the potential impact of this standard on the financial statements.

In June 2007, the FASB ratified Emerging Issues Task Force Issue No. 07-3, "Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities" ("EITF 07-3"). EITF 07-3 requires non-refundable advance payments for goods and services to be used in future research and development activities to be recorded as an asset and the payments to be expensed when the research and development activities are performed. EITF 07-1 will be effective for the Company's fiscal year beginning August 1, 2008. Currently, the Company does not anticipate that this statement will have a significant impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("SFAS No.141(R)"). SFAS No. 141(R) will replace SFAS 141, and establishes principles and requirements for how the acquirer in a business combination reorganizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree; recognizes and measures the goodwill acquired in the business combination or gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES(Continued)

beginning on or after December 15, 2008. Currently, the Company does not anticipate that this Statement will have a significant impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, "Non-Controlling Interests in Consolidated Financial Statements - an amendment of ARB No. 51" ("SFAS No. 160"). This statement requires that noncontrolling or minority interests in subsidiaries be presented in the consolidated statement of financial position within equity, but separate from the parents' equity, and that the amount of the consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income. SFAS No. 160 will be effective for the Company's fiscal year beginning August 1, 2009. The adoption of this statement did not have a material effect on the Company's financial statements.

In December 2007, the FASB ratified the consensus reached on Emerging Issues Task Force Issue No. 07-1, "Accounting for Collaborative Arrangements Related to the Development and Commercialization of Intellectual Property" ("EITF 07-1"). EITF 07-1 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-1 will be effective for the Company's fiscal year beginning August 1, 2009. The Company is currently evaluating the potential impact of this standard on the financial statements.


NOTE 2 - GOING CONCERN

The Company has incurred substantial losses, and has no revenue. Those matters raise substantial doubt about the Company's ability to continue as a going concern. Management of the Company is developing a plan to commence its operations by obtaining an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on management's successful planning for its operations and successful capital infusion.

The ability of the Company to continue as a going concern is dependent on its ability to meet its financing arrangement and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

                                          As of
                                      September 30,       December 31,
                                           2008             2007
                                         -------        ------------
Molds                                   $ 111,000         $ 111,000
                                        ---------         ---------
                                          111,000           111,000
Less accumulated depreciation             (38,850)          (22,200)
                                        ---------         ---------
  Molds, net                            $  72,150         $  88,800
                                        =========         =========


NOTE 4-NOTE PAYABLE TO RELATED PARTIES

Notes Payable to related parties at September 30, 2008, and December 31, 2007 consists of loans from the CEO of the Company in the amounts of $125,191 and $110,108, respectively. The note is due on demand, and has no interest provisions.


NOTE 5-OTHER ACCRUED EXPENSES

Other accrued expenses consist of:

                                September 30, 2008    December 31, 2007
                                  -------------       -----------------
Accrued Professional Fees          $   6,400             $       -
Accrued State Minimum Tax              1,600                   800
                                   ---------             ---------
  Total                            $   8,000             $     800
                                   =========             =========


NOTE 6-NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:
                               Three Months Ended    Nine Months Ended
                                  September 30,         September 30,
                               2008          2007    2008        2007
                              ------------------     ----------------
Numerator:
  Net Loss                    $(7,950)  $(15,000)  $(30,056)  $(20,580)
                            ---------  ---------  ---------  ---------

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 6-NET LOSS PER SHARE (continued)

Denominator:
  Weighted Average Number of
    Shares                  8,000,000  8,000,000  8,000,000  8,000,000
                            ---------  ---------  ---------  ---------
Net loss per share -
 Basic and Diluted                NIL        NIL        NIL        NIL
                           ==========  =========  =========  =========

NOTE 7-STOCKHOLDERS' EQUITY

On February 15, 2008, the Company held a special shareholder meeting and approved to increase the number of authorized common shares from 1,000 to 25,000,000, and also approved a forward stock split of 8,000 to 1 common shares. The accompanying financial statements have been retroactively adjusted to reflect the forward stock split.

As of September 30, 2008, all stocks were issued to Company's sole shareholder and the CEO.

NOTE 8 - GUARANTEES

The Company from time to time may enter into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising our of their employment relationship.

The terms of such obligations vary. Generally, a maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheets as of September 30, 2008, and December 31, 2007.

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. Since the Company has only one segment; accordingly, detailed information of the reportable segment is not presented.

Tri-Mark MFG, Inc.
(A Development Stage Company)

NOTES TO INTERIM UNAUDITED FINANCIAL STATEMENTS

NOTE 10 - SUBSEQUENT EVENT

The Company is in the process of terminating its Subchapter S election of the Internal Revenue Code.

After the termination of the Subchapter S, the retroactive stockholder's deficit section on the balance sheet would be affected as follows:

                                                    As of
                                                September 30,
                                                    2008
                                                  -------
Stockholders' Deficit
  Common stock, no par value, 25,000,000
    shares authorized; 8,000,000 shares
    issued and outstanding                        $  10,000
  Accumulated deficit during development stage      (62,912)
                                                  ---------
    Total Stockholders' Deficit                   $ (52,912)
                                                  =========

[Letterhead of SPECTOR, WONG & DAVIDIAN, LLP]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Tri-Mark MFG, Inc.:

We have audited the accompanying balance sheets of Tri-Mark MFG, Inc. (a development stage company) as of December 31, 2007, and 2006, and the related statements of operations, stockholders' deficit, and cash flows for each of the years ended December 31, 2007, and 2006 and for the period from December 15, 2006 (Inception) to December 31, 2007. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Tri-Mark MFG, Inc. as of December 31, 2007, and 2006, and the results of its operations and its cash flows for each of the years ended December 31, 2007, and 2006 and for the period from December 15, 2006 (Inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's operating losses and working capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the financial statements, the 2007 financial information has been restated to correct a misstatement.

/s/ Spector, Wong & Davidian, LLP
Spector, Wong & Davidian, LLP
Pasadena, California
January 28, 2008, (except for Note 2, as to which the date is April 28, 2008, for Notes 3, 4, 5, and 6, as to which the date is August 29, 2008, for Note 9, as to which the date is December 2, 2008, and for
Note 1, as to which is February 9, 2009.)

TRI-MARK MFG, INC.
(A Development State Company)
BALANCE SHEETS

-----------------------------------------------------------------------
                                                       As of
                                              -------------------------
                                              December 31,  December 31
                                                 2007          2006
                                              ------------  -----------
                                               (Restated)   (Restated)

ASSETS
CURRENT ASSETS:
  Cash                                       $       52    $   10,000
                                             ----------    ----------
      Total current assets                           52        10,000
                                             ----------    ----------
Property and equipment, net of accumulated
  depreciation of $22,200 and none for
  2007 and 2006, respectively                    88,800             -
                                             ----------    ----------
TOTAL ASSETS                                 $   88,852    $   10,000
                                             ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable - related parties            $  110,108    $    1,450
  Accrued minimum state tax                         800             -
                                             ----------    ----------
      Total current liabilities                 110,908         1,450
                                             ----------    ----------
TOTAL LIABILITIES                               110,908         1,450
                                             ----------    ----------

Stockholders' Deficit:
  Common stock, no par value; 1,000 shares
    authorized; 8,000,000 shares issued and
    outstanding for both years                   10,000        10,000
  Accumulated deficit during development
    stage                                       (32,056)       (1,450)
                                             ----------    ----------
      Total Stockholders' Equity(Deficit)       (22,056)        8,550
                                             ----------    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  AND (DEFICIT)                              $   88,852    $   10,000
                                             ==========    ==========

See notes to audited financial statements.

TRI-MARK MFG, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

                                               For years ended          Inception
                                                 December 31,        December 15, 2006
                                               ---------------           through
                                               2007        2006      December 31, 2007
                                               ----        ----      -----------------
                                             (Restated)                 (Restated)
  Selling, general and administrative
    expenses                                $ 29,906        1,450          31,256
                                           ---------    ---------        --------
                                              29,806        1,450          31,256

  Operating loss                             (29,806)      (1,450)        (31,256)

Net loss before Income Taxes                 (29,806)      (1,450)        (31,256)

Provision for Taxes                               800           -             900
                                            ---------   ---------       ---------
Net Loss                                    $ (30,606)   $ (1,450)      $ (32,056)
                                            =========    ========       =========

Net loss per share, Basic and Diluted       $   (0.00)   $  (0.00)

Weighted Average Number of Shares           8,000,000   8,000,000

See notes to audited financial statements.

TRI-MARK MFG, INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS' DEFICIT

                                    Common Stock     Accumulated
                                  Shares    Amounts   Deficit       Total
                                  ----------------  -----------   -------
BALANCE, December 15, 2006
(Inception)                            -   $     -    $      -      $     -
Issuance of Common Stock for cash  1,000    10,000           -       10,000
Stock split 1 for 8,000
  On February 15, 2008         7,999,000         -           -            -
Net Loss for the year ended
  December 31, 2006                    -         -      (1,450)      (1,450)
                               --------------------------------------------
Balance at December 31, 2006   8,000,000    10,000      (1,450)       8,550
                               ============================================
Net Loss for the year ended
  December 31, 2007-Restated           -         -     (30,606)     (30,606)
                               --------------------------------------------
Balance at December 31, 2007
  -Restated                    8,000,000  $ 10,000    $(32,056)    $(22,056)
                               ============================================

See notes to audited financial statements

TRI-MARK MFG, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

                                             For the year ended          Inception
                                                 December 31,        December 15, 2006
                                               ---------------           through
                                               2007        2006      December 31, 2007
                                               ----        ----      -----------------
                                            (Restated)                   (Restated)
Cash Flow from Operating Activities:
  Net loss                                  $ (30,606)  $  (1,450)      $ (32,056)
  Adjustments to reconcile net loss to
    net cash used by operating activities:
    Depreciation                               22,200           -          22,200
    Increase in accrued expenses                  800           -             800
                                            ---------   ---------       ---------
Net Cash used by Operating Activities          (7,606)     (1,450)         (9,056)
Cash Flow from Investing Activities:
  Purchase of property and equipment         (111,000)          -        (111,000)
                                            ---------   ---------       ---------
Net Cash used by Investing Activities        (111,000)          -        (111,000)
Cash Flow from Financing Activities:
  Proceeds from Officer Loan                   108,658      1,450         110,108
  Proceeds from issuance of stock                    -     10,000               -
                                            ----------   --------       ---------
Net Cash provided by Financing Activities      108,658     11,450         120,108
                                            ----------   --------       ---------

Net Increase (Decrease) in Cash                 (9,948)    10,000              52

Cash Balance, beginning of period               10,000          -               -
                                            ----------   --------       ---------
Cash Balance at end of period               $       52   $ 10,000       $      52
                                            ==========   ========       =========

Supplemental Disclosures:
  Taxes Paid                                $        -   $      -

See notes to audited financial statements

TRI-MARK MFG, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

Nature of Business: Tri-Mark MFG, Inc. ("Tri-Mark") was incorporated in the state of California on December 15, 2006. Tri-Mark designs and manufactures low end jewelry which are marketed, wholesale and retail, domestically.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

Reclassification and Restatement: The December 31, 2007 financial statements have been restated to correct the accounting for the revenue and to eliminate the related cost. The result is to decrease the accounts receivable, the revenue, the cost of revenue and notes payable to related parties on the restated financial statements presentation. The impact on the financial statements at December 31, 2007 is summarized as follows:

                                           As reported  Restated

Accounts Receivable                        $   25,000   $        -
Total Assets                               $  113,852   $   88,852
Notes Payable to related parties           $  130,971   $  110,108
Total liabilities                          $  130,971   $  110,908
Accumulated deficit                        $  (27,119)  $  (32,056)
Total Stockholders' Deficit                $  (17,119)  $  (22,056)

Revenue                                    $   25,100   $        -
Cost of revenue                            $   20,063   $        -
Selling, general and administrative
  Expenses                                 $   29,906   $   29,806
Net loss                                   $  (25,669)  $  (30,606)
Net loss per share                         $   (25.67)  $    (0.00)

Certain item for year ended December 31, 2006 has been reclassified from provision for taxes to selling, general and administrative expenses. Such reclassification had no effect on net loss previously reported.

On February 15, 2008, the Company held a special shareholder meeting and approved to increase the number of authorized common shares from 1,000 to 25,000,000, and also approved a forward stock split of 8,000 to 1 common shares. The accompanying financial statements have been retroactively adjusted to reflect the forward stock split.

Use of estimates: The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Revenue recognition: The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. In instances where the final acceptance of the product is specified by the customer, revenue is deferred until all acceptance criteria has been met. Customers' prepayments are deferred until products are shipped and accepted by the customers.

Cash Equivalents: For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments: The carrying amounts of the financial instruments have been estimated by management to approximate fair value.

Property and Equipment: Property and Equipment are valued at cost. Maintenance and repair costs are charged to expenses as incurred. Depreciation is computed on the straight-.line method based on the following estimated useful lives of the assets: 3 to 5 years for computer, software and office equipment, and 5 to 7 years for furniture and fixtures.

Income Taxes: The Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company has no federal income tax liability. Instead, the stockholder is liable for individual income taxes on the respective share of the Company's taxable income.

Net Loss Per Share: Basic net loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common stock outstanding for the period. Diluted net loss per share does not differ from basic net loss per share since potential shares of common stock are anti-dilutive for all periods presented.

New Accounting Standards: In June 2006, the Financial Accounting Standards Board (FASB") issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, ("FIN 48"). This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial statements.

TRI-MARK MFG, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

In September 2006, the FASB issued Financial Accounting Standards (FAS") No. 157, Fair Value Measurements. FAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This statement addresses how to calculate fair value measurements required or permitted under other accounting pronouncements. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. FAS No. 157 is effective for the Company beginning January 1, 2008. The Company is currently evaluating the impact of this standard.

In September 2006, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 108 ("SAB 108"), Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. The stated purpose of SAB 108 is to provide consistency between how registrants quantify financial statement misstatements.

Prior to the issuance of SAB 108 there have been two widely-used methods, known as the "roll-over" and "iron curtain" methods, of quantifying the effects of financial statement misstatements. The roll-over method quantifies the amount by which the current year income statement is misstated while the iron curtain method quantifies the error as the cumulative amount by which the current year balance sheet is misstated. Neither of these methods considers the impact of misstatements on the financial statements as a whole.

SAB 108 established an approach that requires quantification of financial statement misstatements based on the effects of the misstatement on each of the Company's financial statements and the related financial statement disclosures. This approach is referred to as the "dual approach" as it requires quantification of errors under both the roll-over and iron curtain methods.

SAB 108 allows registrants to initially apply the dual approach by either retroactively adjusting prior financial statements as if the dual approach had always been used, or by recording the cumulative effect of initially applying the dual approach as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

TRI-MARK MFG, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (Continued)

The Company will initially apply SAB 108 using the cumulative effect transition method in connection with the preparation of the annual financial statements for the year ending December 31, 2006. The
Company does not believe the adoption of SAB 108 will have a significant effect on its financial statements.

The FASB has also issued FAS 155, Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140, FAS 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140, and FAS 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, but they will not be applicable to the current operations of the Company. Therefore, a description and the impact on the Company's operations and financial position for each of the pronouncements above have not been disclosed.

NOTE 2 - GOING CONCERN

The Company has incurred substantial losses and has no revenue. Those matters raise substantial doubt about the Company's ability to continue as a going concern. Management of the Company is developing a plan to commence its operations by obtaining an infusion of capital through either public or private investment. The ability of the Company to continue as a going concern is dependent on its managements successful planning for its operations and successful capital infusion.

The ability of the Company to continue as a going concern is dependent on its ability to meet its financial arrangement and the success of its future operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3-PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:
                                                As of December 31,
                                               2007            2006
                                               ----            ----
Molds                                        $111,000        $      -
                                             --------        --------
                                              111,000               -
Less accumulated depreciation                 (22,200)              -
                                             --------        --------
  Molds, net                                 $ 88,800        $      -
                                             ========        ========

TRI-MARK MFG, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 4 - NOTE PAYABLE TO RELATED PARTIES

Note Payable to related parties at December 31, 2007, and 2006 consists of loans from the CEO of the Company in the amounts of $110,108 and $1,450, respectively. The note is due on demand and has no interest provisions.

NOTE 5 - NET LOSS PER SHARE

The following table sets forth the computation of basic and diluted net loss per share:
                                           For years ended December 31,
                                             2007                2006
                                           ----------------------------
Numerator:
  Net Loss                                 $  (30,606)      $   (1,450)
Denominator:
  Weighted Average Number of Shares         8,000,000        8,000,000
                                           ----------       ----------
Net loss per share - Basic and Diluted     $   (0.00)       $    (0.00)
                                           ==========       ==========

NOTE 6 - PROVISION FOR INCOME TAXES

Provision of income tax consists of a minimum state franchise tax of $800 for the year ended December 31, 2007.

NOTE 7 - GUARANTEES

The Company from time to time may enter into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to: (i) divestiture agreements, under which the Company may provide customary indemnifications to purchasers of the Company's businesses or assets; and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship.

The terms of such obligations vary. Generally, maximum obligation is not explicitly stated. Because the obligated amounts of these types of agreements often are not explicitly stated, the overall maximum amount of the obligation cannot be reasonably estimated. Historically, the Company has not been obligated to make significant payments for these obligations, and no liabilities have been recorded for these obligations on its balance sheet as of December 31, 2007.

TRI-MARK MFG, INC.
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
-----------------------------------------------------------

NOTE 8 - SEGMENT INFORMATION

SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" requires that a publicly traded company must disclose information about its operating segments when it presents a complete set of financial statements. Since the Company has only one segment; accordingly, detailed information of the reportable segment is not presented.

NOTE 9 - SUBSEQUENT EVENT

Termination of Subchapter S Corporate Status
--------------------------------------------
The Company is in the process of terminating its Subchapter S election of the Internal Revenue Code.

Stock Split
-----------
On February 15, 2008, the Company held a special shareholder meeting and approved to increase the number of authorized common shares from 1,000 to 25,000,000, and also approved a forward stock split of 8,000 to 1 common shares.

After the termination of the Subchapter S, and the stock split on February 15, 2008, the retroactive stockholder's deficit section on the balance sheet would be affected as follows:

                                            As of December 31,
                                              2007      2006
Stockholders' Deficit
  Common stock, no par value,
  25,000,000 shares authorized;
  8,000,000 shares issued and outstanding
  for both years                           $ 10,000    $ 10,000
  Accumulated deficit during development
  stage                                     (30,606)     (1,450)
                                           --------    --------
  Total Stockholders' Deficit              $(20,606)   $  8,550
                                           ========    ========

Up to a Maximum of 4,000,000 Common Shares at $.25 per Common Share



Prospectus

Tri-Mark MFG, Inc.


February 12, 2009


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution
-----------------------------------------------------
The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The registrant shall pay the expenses.

SEC Registration Fee . . . . . .  $    39.30
Printing and Engraving Expenses     1,500.00
Legal Fees and Expenses . . . .    25,000.00
Accounting Fees and Expenses. .     5,000.00
Miscellaneous . . . . . . . . .     2,500.00
                                  ----------
TOTAL . . . . . . . . . . . . .   $34,039.30
                                  ==========

Item 14.  Indemnification of Directors and Officers
---------------------------------------------------
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities
-------------------------------------------------
In December 2006, Tri-Mark issued Barry Sytner, an officer and director, 1,000 common shares for cash of $10,000.

The above securities issued in 2006 were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933 to sophisticated investors.

Item 16. Exhibits and Financial Statement Schedules
---------------------------------------------------

INDEX TO EXHIBITS

Exhibit Number and Identification of Exhibit

(3)     Articles of Incorporation, By-Laws
      (i)      Articles of Incorporation and amendment.
      (ii)     By-Laws.
      (iv)     Instruments defining common stock.
(5)     Consent and opinion of Jody M. Walker, Attorney At Law.
(10)    Material Contracts.
(11)    Statement of Computation of Per Share Earnings
         This Computation appears in the Financial Statements.
(23)   Consent of Certified Public Accountant.

Item 17. Undertakings
----------------------
   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchase, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchase and will be considered to offer or sell such securities to such purchaser:

           i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;
          ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
         iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
         iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i. If the registrant is relying on Rule 430B (230.430B of this chapter):
   A.  Each prospectus filed by the registrant pursuant to Rule
424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

   B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

  ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on February 12, 2009.

Tri-Mark MFG, Inc.

By: /s/ Barry Sytner
    ----------------
    Barry Sytner, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:   /s/ Barry Sytner             By:    /s/Betty Soumekh
      Barry Sytner, CEO                   Betty Soumekh,
         Director                       Principal Financial Officer,
                                         Controller and Director
      February 12, 2009                     February 12, 2009